Exhibit 10.11(d)

FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT
GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

This Fourth Amendment, dated as of March 3, 2006 (this “Amendment”), to the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of January 18, 2005 as amended by the First Amendment dated June 20, 2005, Second Amendment dated October 28, 2005 and Third Amendment dated as of January 17, 2006 (the “Agreement”), is made by and between LEHMAN BROTHERS BANK, FSB (“Buyer”) and AAMES CAPITAL CORPORATION (“ACC”) and AAMES INVESTMENT CORPORATION (“AIC”, collectively with ACC, “Seller” and, together with the Buyer, the “Parties”). Capitalized terms used in this Amendment and not otherwised defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain Mortgage Loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such Mortgage Loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the Mortgage Loans.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1.                                          Amendment.

1.1                                 Sections 13(a)(xiv), (xv) and (xvi) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(xiv)                   the Leverage Ratio shall exceed 20.0 to 1.0 at any time;

 (xv)                         the Adjusted Leverage Ratio shall exceed 7.0 to 1.0 at any time;

 (xvi)                      the aggregate amount of the AIC’s cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day (the “Liquidity”), shall be less than $38,000,000 at any time;”

Section 2.                                          Waiver. Upon execution of this Amendment, each of the Parties agree that any non-compliance with or violation of Section 13(a)(xiv), (xv) or (xvi) of the Agreement on or after December 31, 2005 and up to the date of this Amendment are hereby waived.

2.1                                 Each of the Parties hereby represents and warrants to the other that (a) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

Section 3.                                          Covenants, Representations and Warranties of the Parties.

3.1                                 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

Section 4.                                          Effect upon the Agreement.

4.1                                 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the “Agreement” in the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

4.2                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 5.                                          Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 6.                                          Counterparts.

This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

SELLER:

AAMES CAPITAL CORPORATION, as Seller

By:	/s/ John D. Van Deuren
Name: John D. Van Deuren
Title: Executive Vice President – Finance and
Chief Financial Officer

AAMES INVESTMENT CORPORATION, as Seller

By:	/s/ John D. Van Deuren
Name: John D. Van Deuren
Title: Executive Vice President – Finance and
Chief Financial Officer

BUYER:

LEHMAN BROTHERS BANK, FSB, as Buyer

By:	/s/ Stephen A. Valentino
Name: Stephen A. Valentino
Title: Authorized Signature